UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2018

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

The following information is furnished under Item 7.01 - Regulation FD Disclosure:

During the first quarter of 2018, we announced organizational changes that combined our U.S. and International consumer businesses into a global consumer services organization, and combined our merchant and network-related businesses, among other changes. Our financial disclosures will reflect these organizational changes starting in the second quarter of 2018, which is consistent with when our executives began to review financial information aligned to the new segments. Our new reportable operating segments are as follows:

▪
Global Consumer Services Group (GCSG), which primarily issues a wide range of proprietary consumer cards globally. GCSG also provides services to consumers, including travel services and non-card financing products, and manages certain international joint ventures and our partnership agreements in China.

▪
Global Merchant and Network Services (GMNS), which operates a global payments network that processes and settles card transactions, acquires merchants and provides multi-channel marketing programs and capabilities, services and data analytics, leveraging our global integrated network. GMNS enters into partnership agreements with third-party card issuers and acquirers, licensing the American Express brand and extending the reach of the global network. GMNS also manages loyalty coalition businesses in certain countries around the world and our reloadable prepaid and gift card businesses.

▪
Global Commercial Services (GCS), which primarily issues a wide range of proprietary corporate and small business cards and provides payment and expense management services globally. In addition, GCS provides commercial financing products.

Certain preliminary financial and other information reflecting the realignment of our segments is attached to this report as Exhibit 99.1 and is incorporated herein by reference. Such information is being furnished in order to assist investors in understanding how our business segment results would historically have been presented had such results been reported to reflect the manner in which our business segments are managed effective for the second quarter of 2018. Such information does not represent a restatement of previously-issued consolidated financial statements, but rather represents a reclassification among our segments, and does not affect reported net income, earnings per share, total assets, stockholders' equity or regulatory capital for any of the previously reported periods.

EXHIBIT

99.1	American Express Company Financial Information (Business Segment Realignment) — Nine Quarter Trend Q1 2016 through Q1 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Tangela S. Richter
Name: Tangela S. Richter
Title: Corporate Secretary

Date:  June 20, 2018